Exhibit 21.01

DOMESTIC SUBSIDIARIES

Name
American Shale Oil Corporation (DE)
American Shale Oil, LLC (DE), Assumed Name in TX: AMSO, LLC
AMSO Holdings I, Inc. (DE)
AMSO Holdings, LLC (DE)
DMS Promotions, LLC (DE)
Diversegy Consultant Program, LLC (TX)
Diversegy, LLC (TX)
DiversegyPro, LLC (DE)
Evergreen Gas & Electric, LLC (DE)
Genie Energy International Corporation (DE)
Genie Energy Services, LLC (DE)
Genie Japan, LLC (DE)
Genie Nordic, LLC (DE)
Genie Mongolia, Inc. (DE)
Genie Oil and Gas, Inc. (DE)
Genie Retail Energy, Inc. (DE)
Genie Retail Energy International, LLC (DE)
Genie Solar Energy LLC (DE)
IDT Energy, Inc. (DE)
IntelliMark Services, LLC (DE)
Mirabito Natural Gas, LLC (DE)
North American Energy, Inc. (DE)
Prism Solar Technologies, Inc. (DE)
Residents Energy, LLC (NY)
Retail Energy Holdings LLC (MN)
Town Square Energy, LLC (DE)
Town Square Energy East, LLC (DE)
Virtual Power Hedging, LLC (DE)

FOREIGN SUBSIDIARIES

Name	Country of Formation
Genie Dutch Holdings B.V.	Netherlands
Genie Energie B.V.	Netherlands
Genie Energy International (Genie Energy International is a registered trade name)	Netherlands
Genie Energy UK Ltd	United Kingdom
Genie Energy Israel Ltd.	Israel
Genie IP B.V.	Netherlands
Genie Israel Holdings Ltd.	Israel
Genie Mongolia Holdings B.V.	Netherlands
Genie Oil Shale Mongolia LLC	Mongolia
Afek Oil & Gas Ltd.	Israel
Atid Drilling Ltd.	Israel
Genie Mongolia B.V.	Netherlands
Israel Energy Initiatives Ltd.	Israel
Orbit Energy Limited (f/k/a Thistle Energy Supply Limited)	United Kingdom
Shoreditch Energy Limited	United Kingdom

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